Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

AstroNova Shareholders Approve Acquisition by Arcline Investment Management

WEST WARWICK, R.I., August 25, 2026 – AstroNova, Inc. (Nasdaq: ALOT), a leading provider of mission critical identification and marking solutions across the aerospace & defense and labeling & packaging industries, announced that at a Special Meeting of shareholders held virtually earlier today, its shareholders voted to approve the acquisition of the Company by Arcline Investment Management.

Jorik Ittmann, President and Chief Executive Officer of AstroNova, said, “We are pleased to have reached this important milestone and appreciate the support of our shareholders. As we begin AstroNova’s next chapter, we look forward to partnering with Arcline and drawing on its deep experience and institutional capabilities to build on the strengths of our businesses and position them for long-term growth.” More than 99 percent of the votes cast at the special meeting of shareholders voted in favor of the merger agreement representing approximately 64 percent of all issued and outstanding shares of AstroNova common stock as of the July 29, 2026 record date. A majority of shares outstanding in favor of the transaction was required for approval. The final, certified voting results will be reported in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

Under the terms of the Agreement and Plan of Merger, dated as of June 16, 2026, by AstroNova and affiliates of Arcline Investment Management, shareholders will receive $29.00 per share in cash in connection with the closing of the transaction which is expected to be completed on August 26, 2026. AstroNova will become a privately held company, and its common stock will no longer be traded on the Nasdaq.

About AstroNova, Inc.

AstroNova (Nasdaq: ALOT) is a leading provider of mission critical identification and marking solutions in aerospace & defense and labeling & packaging amongst other industries. The Company designs, manufactures, distributes, and services solutions that enable customers to identify, track, and communicate essential system, product, and safety information across a wide range of applications and media.

The Aerospace segment is a global leader in providing products designed for airborne printing solutions, avionics, and data acquisition, including flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Shareholders Approve Acquisition by Arcline Investment Management

August 25, 2026

The Product Identification segment delivers end-to-end marking and identification solutions, including hardware, software, and consumables for OEMs, commercial printers, and brand owners. These solutions are used across labels, flexible packaging, corrugated, and industrial substrates, where durability, traceability, and regulatory compliance are essential.

For more information, please visit: www.astronovainc.com.

About Arcline Investment Management

Arcline Investment Management is a private investment firm with over $30 billion in assets under management. Arcline seeks to build the next generation of Industrial Compounders – market-leading, mission-critical industrial platforms designed to consistently compound earnings over decades. For more information, visit www.arcline.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the expected timing of closing and AstroNova’s future opportunities as a privately held company. These statements are based on current expectations, estimates, and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements.

These risks and uncertainties include, among others, the possibility that required shareholder or regulatory approvals may not be obtained; that other closing conditions may not be satisfied; that the transaction may be delayed or may not be completed on the expected terms or at all; the occurrence of any event, change, or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the transaction on AstroNova’s business relationships, operating results, and business generally; risks related to diverting management’s attention from ongoing business operations; and other risks described in AstroNova’s filings with the SEC. AstroNova undertakes no obligation to update any forward-looking statements, except as required by applicable law.

AstroNova Contact:

Deborah K. Pawlowski, IRC

Alliance Advisors IR

Email: dpawlowski@allianceadvisors.com

Phone: 716.843.3908

Arcline Contact:

Jon Keehner / Tim Ragones / Erik Carlson

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Arcline-jf@joelefrank.com

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AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000